COMMERCE BANCSHARES, INC. EARNINGS HIGHLIGHTS 4th Quarter 2021

CAUTIONARY STATEMENT A number of statements we will be making in our presentation and in the accompanying slides are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements of the Corporation’s plans, goals, objectives, expectations, projections, estimates and intentions. These forward- looking statements involve significant risks and uncertainties and are subject to change based on various factors (some of which are beyond the Corporation’s control). Factors that could cause the Corporation’s actual results to differ materially from such forward- looking statements made herein or by management of the Corporation are set forth in the Corporation’s 2020 Annual Report on Form 10-K, 3RD Quarter 2021 Report on Form 10-Q and the Corporation’s Current Reports on Form 8-K. 2

$0.94 EPS 3 • Net interest income decreased 3.0% from Q3. • Net interest margin decreased 15 bps from Q3 to 2.43%. • Non-interest income increased 7.4% over Q3. – Non-interest income to total revenue of 41.6%. • Wealth management client assets increased 3.8% over Q3 to $69.3 billion at December 31, 2021. • Non-interest expense decreased $8.0 million from Q3. • QTD average loans (excl. PPP) up 1.3% over Q3. Period ending loans (excl. PPP) up 1.4% over Q3. • QTD average deposits increased $790.6 million over Q3. • Net charge-offs to total average loans of .11% and non-accrual loans to total loans of .06%. • Tangible common equity to tangible assets of 9.01%. Highlights Well-positioned in a challenging environment 4Q2021 EARNINGS HIGHLIGHTS $151.8 million PPNR1 $114.9 million Net Income 13.11% ROACE 1 See the non-GAAP reconciliation on page 19 1.28% ROAA 57.29% Efficiency Ratio

Quarterly Average Balances Change vs. $ in millions 4Q21 3Q21 4Q20 Highlights Commercial1 $9,423.5 $(165.4) $(1,219.5) • Linked quarter (LQ) reflects lower PPP loans (-356MM) offset by higher core business, construction and business real estate Consumer 5,669.6 (0.5) (48.7) • LQ reflects slightly higher personal real estate and consumer loans, offset by lower consumer credit card and revolving home equity loans Total Loans $15,093.1 $(165.9) $(1,268.2) Investment Securities $14,686.8 $892.0 $2,713.7 • LQ increase due to growth in asset- backed securities and U.S. government securities Interest Earning Deposits with Banks $2,857.0 $254.1 $1,774.3 • Prudently deploying excess deposits into higher-yielding assets Deposits $28,847.9 $790.6 $3,257.2 • 2.8% quarterly growth, 12.7% annual growth Book Value per Common Share2 $28.40 $(.18) $.76 • 2.7% annual growth BALANCE SHEET HIGHLIGHTS 4 1 PPP QTD average balances were $218.9 million and $575.0 million as of December 31, 2021 and September 30, 2021, respectively 2 For the quarters ended December 31, 2021, September 30, 2021, and December 31, 2020

$15.3 $16.6 $16.9 $10.3 $11.5 $11.9 $25.6 4Q20 3Q21 4Q21 $28.8$28.1 +13% $10.6 $9.6 $9.4 $5.7 $5.7 $5.7 $16.4 4Q20 3Q21 4Q21 $15.3 $15.1 -8% BALANCE SHEET 5 Loans Consumer Loans Loan Yield Commercial Loans Deposits QTD Average Balances $ billions Non-Interest Bearing Interest Bearing Deposit Interest Bearing Deposit Yield QTD Average Balances $ billions 3.69% 3.74% 3.62% .12% .06% .05%

LOAN PORTFOLIO

Period-End Balances

$ in 000s	12/31/2021	9/30/2021	12/31/2020	QoQ	YoY
Business	$5,303,535	$5,277,850	$6,546,087	.5%	-19.0%
Business excl. PPP	*5,174,372*	*4,969,914*	*5,185,913*	*4.1%*	*-.2%*
Construction	1,118,266	1,257,836	1,021,595	-11.1%	9.5%
Business Real Estate	3,058,837	2,937,852	3,026,117	4.1%	1.1%
Personal Real Estate	2,805,401	2,769,292	2,820,030	1.3%	-.5%
Consumer	2,032,225	2,049,559	1,950,502	-.8%	4.2%
Revolving Home Equity	275,945	281,442	307,083	-2.0%	-10.1%
Consumer Credit Card	575,410	569,976	655,078	1.0%	-12.2%
Overdrafts	6,740	4,583	3,149	47.1%	114.0%
Total Loans	**$15,176,359**	**$15,148,390**	**$16,329,641**	**.2%**	**-7.1%**
PPP[1]	129,163	307,936	1,360,174	-58.1%	-90.5%
Total Loans excl. PPP	**$15,047,196**	**$14,840,454**	**$14,969,467**	**1.4%**	**.5%**

QTD Average Balances

$ in 000s	12/31/2021	9/30/2021	12/31/2020	QoQ	YoY
Business	$5,191,844	$5,437,498	$6,580,300	-4.5%	-21.1%
Business excl. PPP	*4,972,934*	*4,862,523*	*5,104,058*	*2.3%*	*-2.6%*
Construction	1,228,237	1,168,566	1,032,891	5.1%	18.9%
Business Real Estate	3,003,459	2,982,847	3,029,799	.7%	-.9%
Personal Real Estate	2,785,095	2,775,638	2,778,462	.3%	.2%
Consumer	2,043,690	2,041,263	1,981,033	.1%	3.2%
Revolving Home Equity	276,464	281,689	316,895	-1.9%	-12.8%
Consumer Credit Card	559,429	566,406	638,161	-1.2%	-12.3%
Overdrafts	4,926	5,110	3,762	-3.6%	30.9%
Total Loans	**$15,093,144**	**$15,259,017**	**$16,361,303**	**-1.1%**	**-7.8%**
PPP[1]	218,910	574,975	1,476,242	-61.9%	-85.2%
Total Loans excl. PPP	**$14,874,234**	**$14,684,042**	**$14,885,061**	**1.3%**	**-.1%**

[1]Paycheck protection program (PPP) loans are included in the business loan category

Commerce Bancshares, Inc.

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$10 $5 $0 $15 $20 $25 $30 4Q20 1Q21 2Q21 3Q21 4Q21 0.09% 0.07% 0.06% 0.05% 0.00% 0.05% 0.10% 0.15% 0.12% BALANCE SHEET: LOW-COST DEPOSITS Non Interest-Bearing Deposits (left) Interest-bearing Deposits (left) Av er ag e Ba la nc e $ in b illi on s Cost of Interest-Bearing Deposits (right) 7 – 41% of Q4 average deposits were non-interest bearing. – Cost of interest-bearing deposits declined slightly.

EARNING ASSET OPTIMIZATION EXCLUDING LOANS 8 Av er ag e Ba la nc e $ in b illi on s 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 8.0% 9.0% $10.0 $15.0 $20.0 $0.0 $5.0 $1.6 $9.5 1Q20 $8.6 4Q19 $0.7 $12.1 $0.3 $0.9 $1.0 1Q19 $0.8 $8.7 $0.7 3Q19 $0.8 $0.3 2Q19 $8.7 2Q21 $0.2 $8.6 $0.4 $10.0 3Q20 $8.5 $0.9 $0.6 $1.8 4Q202Q20 $2.6 $11.3 $13.8 $0.8 $18.0 $1.1 $12.2 $12.7 $0.8 $1.5 1Q21 $15.0 $0.7 $12.9 $0.9 $16.5 $2.7 3Q21 $9.6 $13.1 $2.9 $9.6 $9.8 $14.0 4Q21 $19.1 $14.5 $1.7 $9.7 FRB Balances3AFS Securities1 FRB Balance3 as a % of Interest Earning AssetsAsset REPOs2 1Available for Sale (AFS) securities are reported at fair value 2Asset REPOs defined as Securities purchased under agreements to resell 3Interest earning deposits at Federal Reserve Bank Prudently deploying excess deposits into higher-yielding assets

Change vs. $ in millions 4Q21 3Q21 4Q20 Highlights Net Interest Income $207.7 $(6.4) $(2.1) • Linked quarter (LQ) decrease due to lower interest earned on loans and securities purchased under agreements to resell, partially offset by higher income earned on investment securities Non-Interest Income $147.7 $10.2 $12.6 • See page 10 Non-Interest Expense $203.6 $(8.0) $7.3 • See page 11 Pre-Tax, Pre-Provision Net Revenue1 $151.8 $11.9 $3.2 Investment Securities Gains, Net $(9.7) $(22.8) $(22.0) • Q4 included net fair value losses of $6.5 million on private equity investment portfolio, in part due to $5.5 million in dividends paid by companies in the portfolio Provision for Credit Losses $(7.1) $.3 $(2.7) • Decrease compared to the prior year (PY) reflects $3.8 million less net charge-offs Net-Income Available to Common Shareholders $114.9 $(7.7) $(15.0) For the three months ended 4Q21 3Q21 4Q20 Net Income per Common Share – Diluted $.94 $.99 $1.05 Net Yield on Interest Earning Assets 2.43% 2.58% 2.80% • Compared to 4Q20, lower earning asset yields were slightly offset by lower deposit costs INCOME STATEMENT HIGHLIGHTS 1 See the non-GAAP reconciliation on page 19 9

Change vs. $ in millions 4Q21 3Q21 4Q20 Highlights Bank Card Transaction Fees $44.8 $2.0 $4.8 • Increase of 12.0% over prior year (PY) driven by growth in net corporate card and net debit card fees Trust Fees $48.9 – $6.9 • Increase of 16.5% over PY resulting mostly from higher private client fee income Deposit Account Charges and Other Fees $25.5 $.3 $1.3 • Increase of 5.5% over PY as fees continue to rebound Capital Market Fees $3.8 – – Consumer Brokerage Services $4.9 – $0.9 • Consumer brokerage fees up 22.1%, compared to PY, mainly due to growth in advisory and life insurance fees Loan Fees and Sales $5.2 $(1.6) $(3.8) • Decline mostly in mortgage banking revenue, down 53.6% from PY Other $14.6 $9.5 $2.4 • Increase over PY mainly due to a gain on the sale of land, higher tax credit sales fees and higher swap fees, partially offset by lower cash sweep commissions Total Non-Interest Income $147.7 $10.2 $12.6 NON-INTEREST INCOME HIGHLIGHTS 10

Change vs. $ in millions 4Q21 3Q21 4Q20 Highlights Salaries and Employee Benefits $132.6 $(.2) $2.7 • Increase of 2.0% over prior year (PY) mostly due to higher full-time salaries and incentive compensation Net Occupancy $12.3 — $.7 Equipment $4.7 $.3 $.1 Supplies $4.4 $(.1) $.2 Data Processing and Software $25.8 $.2 $1.5 • Increase of 6.0% over PY due to higher bank card processing fees and an increase in costs for service providers Marketing $5.4 $(.2) $.4 Other $18.3 $(7.9) $1.7 • Increase of 9.9% over PY mainly due to an increase in travel and entertainment expense. Linked quarter (LQ) lower due to Q3 non-recurring litigation expense Total Non-Interest Expense $203.6 $(8.0) $7.3 NON-INTEREST EXPENSE HIGHLIGHTS 11

12 PRE-TAX, PRE-PROVISION NET REVENUE (PPNR) $135 $149 $210 $196 4Q2020 $345 $138 $140 $214 $212 3Q2021 $352 $148 $152 $208 $204 4Q2021 $355 Non-Interest Income (+) Net Interest Income (+) Non-Interest Expense (-) Pre-Tax, Pre-Provision Net Revenue (=) 4Q2021 Comparison vs. 4Q2020 2.2% vs. 3Q2021 8.5% See the non-GAAP reconciliation on page 19

Average Loan to Deposit Ratio3 SOUND CAPITAL AND LIQUIDITY POSITION 13 Tier 1 Risk-Based Capital Ratio1 1S&P Global Market Intelligence, Information as of September 30, 2021 2Period-end balances, as of December 31, 2021 3Includes loans held for sale, for the quarter ended December 31, 2021 14.6% 14.3% 14.0% 14.0% 13.5% 12.4% 12.3% 12.3% 12.1% 12.0% 12.0% 11.9% 11.6% 11.3% 11.3% 11.2% 11.1% 10.7% 10.3% 9.9% BXS ONB UMPQ ASB PNFP CBSH HWC SSB WBS FMBI SFNC VLY CFR UMBF BOKF FULT FNB WTFC OZK UBSI Peer Median: 12.0% Core Deposits $28.4 Billion2 Large, stable deposit base Loan to Deposit Ratio Total Deposits 52% Average Loan to Deposit Ratio178% Peer Average Commerce 95%5% Core Deposits - Non-Interest Bearing - Interest Checking - Savings and Money Market Certificates of Deposit

$8.0 $3.7 $4.3 $11.2 $2.5 3Q214Q20 4Q21 MAINTAINING STRONG CREDIT QUALITY 14 Net Loan Charge-Offs (NCOs) $ in millions NCOs- CBSH NCOs - Peer Average NCO/Average Loans1 - CBSH $220.8 $162.8 $150.0 $306.1 $261.1 3Q21 4Q214Q20 Allowance for Credit Losses on Loans (ACL) $ in millions ACL - CBSH ACL - Peer Average ACL / Total Loans - CBSH $26.5 $10.4 $9.2 $141.9 $108.8 4Q20 4Q213Q21 Non-Accrual Loans (NALs) $ in millions NALs - CBSH NALs - Peer Average 8.3x 15.6x 16.4x 2.6x 3.1x 4Q20 3Q21 4Q21 Allowance for Credit Losses on Loans (ACL) to NALs ACL / NALs - CBSH ACL / NALs - Peer Average Percentages are illustrative and not to scale; Peer Banks include: ASB, BXS, OZK, BOKF, CFR, FNB, FMBI, FULT, HWC, ONB, PNFP, SFNC, SSB, UMBF, UMPQ, UBSI, VLY, WBS, WTFC 1As a percentage of average loans (excluding loans held for sale) NALs / Total Loans - CBSH NCO/Average Loans1 – Peer Average .16% NALs / Total Loans – Peer Average .07% .06% .71% .55% ACL / Total Loans – Peer Average 1.35% 1.07% .99% 1.49% 1.33% .19% .10% .11% .22% .05%

PAYCHECK PROTECTION PROGRAM IMPACT AND UPDATE 15 Yield and Interest Income2 Q4 2021, $ in millions 3.16% 10.80% 2.83% Yield Business Loans PPP Yield and Fee Recognition Business Loans (ex PPP) $41.4 $6.0 $35.4 Interest Income Total Loan Originations1: $1.9 Billion Total SBA Fees: $60.4 Million 1Includes Round 1 and Round 2 fundings. Period-end balance as of 12/31/2021 was $129.2 million; 2Tax equivalent basis 93% 7%Forgiven Remaining 95% 5%Recognized Remaining

PAYCHECK PROTECTION PROGRAM IMPACT AND UPDATE 16 Loan Portfolio Impact QTD Average Balances, $ in millions $5,494 $5,517 $5,203 $5,104 $5,159 $4,947 $4,863 $4,973 $1,244 $1,506 $1,476 $1,374 $1,264 1Q20 $6,211$6,709 4Q202Q20 3Q20 $6,533 1Q21 2Q21 $575 4Q213Q21 $219 $5,494 $6,761 $6,580 $5,437 $5,192 Interest Income Impact $ in millions $47.9 $41.6 $38.3 $38.1 $37.7 $36.9 $35.8 $35.4 $7.3 $11.4 $11.7 $12.0 $11.9 $11.2 $6.0 4Q213Q212Q211Q20 2Q20 1Q213Q20 4Q20 $47.9 $48.9 $49.7 $49.8 $49.7 $48.8 $47.0 $41.4 Business Loans (excl PPP) PPP Loans Business Loans1 (excl PPP) PPP Loans 1Tax equivalent basis

ALLOCATION OF ALLOWANCE 17 CECL allowances reflect the economic and market outlook September 30, 2021 December 31, 2021 $ in millions Allowance for Credit Losses (ACL) % of Outstanding Loans Allowance for Credit Losses (ACL) % of Outstanding Loans Business $ 41.0 .78% $ 43.9 .83% Bus R/E 32.3 1.10% 30.7 1.00% Construction 24.8 1.97% 23.2 2.07% Commercial total $ 98.2 1.04% $ 97.8 1.03% Consumer 11.4 .56% 10.1 .50% Consumer CC 46.4 8.15% 35.5 6.16% Personal R/E 5.4 .19% 5.3 .19% Revolving H/E 1.1 .40% 1.2 .44% Overdrafts .3 6.66% .2 2.67% Consumer total $ 64.6 1.14% $ 52.3 .92% Allowance for credit losses on loans $ 162.8 1.07% $ 150.0 .99% 1.47% 1.44% 1.22% 1.07% 0.60% 0.80% 1.00% 1.20% 1.40% 1.60% $200 $250 $100 $150 2Q21 $200.5 1/1/2020 $139.6 0.95% $171.7 1.14% 1Q20 $240.7 2Q20 $236.4 3Q20 $220.8 1.35% 4Q20 1Q21 $172.4 1.10% $162.8 4Q213Q21 $150.0 0.99% Allowance for Credit Losses (ACL) on Loans ACL - Loans (left) ACL / Total Loans (right) $ in millions

Quick Facts: Small Business Investment Company (SBIC) founded in 1959 Nationwide footprint with Greater Midwest Focus 37 Portfolio Companies Representing $807 million in Revenue Over 3,300 Employees Fair Value as of December 31, 2021: $147.4 million Investment Criteria • Manufacturing, distribution and certain service companies • Cash flow positive • Good management • Consistent financial performers • Operate in niche markets • Significant and defensible market positions • Differentiated products and services • Scalable business platforms Target Parameters • Revenues - $10 million to $100 million • EBITDA - $2 million to $7 million CAPITAL FOR BUSINESS® A middle-market private equity firm focused on the success of industrial growth companies Transaction Types Management buyouts Leveraged buyouts Succession plans Recapitalizations Corporate divestitures Investment Structures Subordinated debt Preferred stock Common stock Warrants Other Information Co-investors Majority control Target 5-7 year hold period Management participation 18

NON-GAAP RECONCILIATIONS 19 For The Three Months Ended (DOLLARS IN THOUSANDS) Dec. 31, 2021 Sept. 30, 2021 Dec. 31, 2020 A Net Interest Income $ 207,657 $ 214,037 $ 209,763 B Non-Interest Income $ 147,699 $ 137,506 $ 135,117 C Non-Interest Expense $ 203,582 $ 211,620 $ 196,310 Pre-Provision Net Revenue (A+B-C) $ 151,774 $ 139,923 $ 148,570 Pre-tax, Pre-provision Net Revenue